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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT - April 9, 2001
                        (Date of Earliest Event Reported)


                                 GLOBALNET, INC.
             (Exact name of registrant as specified in its charter)


                           Commission File No. 0-27469


        NEVADA                                         87-0635536
------------------------------            --------------------------------------
(State of Incorporation)                  (I.R.S. Employer Identification No.)

1919 South Highland Avenue, Suite 125-D
LOMBARD, ILLINOIS                                                   60148
-----------------------------------------------              ------------------
(Address of principal                                             (Zip Code)
  executive offices)


Registrant's telephone number, including area code:  (630) 652-1300

                                   N/A
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

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ITEM 5.  Other Events.

               On April 9, 2001, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with Crescent International Limited ("Crescent" or the "Investor") pursuant to which the Company sold, and Crescent purchased, a $2,000,000 Convertible Note due April 9, 2004. Crescent also agreed to purchase, from time to time through April 9, 2002, up to $4,000,000 worth of the Company's Common Stock; the number of shares and purchase price to be determined based upon trading volumes for the Company's Common Stock and the market prices for the Company's Common Stock for the 22 trading day period prior to the time a sale is to be made. At the closing, Crescent made an initial purchase of 365,428 shares of the Company's Common Stock for an aggregate of $250,000. Under the terms of the Purchase Agreement, the Company may sell up to an additional $3,750,000 of its Common Stock to Crescent at the prices and subject to the limitations as to the amount as provided for in the Purchase Agreement. The Purchase Agreement contains "anti-shorting" provisions that prohibit the Investor from directly or indirectly engaging in short sales of the shares purchased, the Note Conversion Shares and the Warrant Shares issued pursuant to warrants granted to the Investor.

               The Company received net proceeds at the closing in the amount of $2,140,976, after deducting certain fees to be paid to GreenLight (Switzerland) S.A., the investor representative of Crescent; Crescent's due diligence expenses; and a portion of Crescent's counsel fees. The Company also paid a finder's fee of $157,500 and issued warrants to purchase 360,000 shares to J.P. Carey Securities, Inc. as a finder's fee in connection with the transaction.

               At the closing, the Company issued and delivered its Convertible Note payable to the order of Crescent in the amount of $2,000,000 and due April 9, 2004. The Note does not bear interest unless the Company is in default in delivering conversion shares to Crescent, or fails to pay the principal of the Note when due, in which case the Note will bear interest at a fixed rate of 8% per annum calculated from April 9, 2001.

               The Company retains the right to redeem the Note at certain times and under certain circumstances at redemption prices ranging from 112.5% to 140%, depending upon the time when any notice of redemption is given. Additionally, the Company can force the conversion of the Note into shares of its Common Stock if it meets certain requirements, including a significant appreciation in the Company's Common Stock price.

               The holder of the Note may convert the Note in whole or in part at a conversion price equal to the lower of 106% of the average of the bid prices during the 10 trading days preceding April 9, 2001 and 94% of the average of the lowest three consecutive bid prices for the Company's Common Stock for the 22 trading day period preceding a conversion date. The conversion price and the number of Note Conversion Shares is subject to certain standard anti-dilution adjustments including reclassification, consolidation, merger or mandatory share exchange; subdivision or combination of shares; stock dividends; and the issuance of additional capital shares by the Company at prices less than the conversion price.

               In furtherance of the transaction, the Company entered into a Registration Rights Agreement, whereby it is required to file a registration statement on behalf of Crescent with respect to the shares purchased by it, the Note Conversion Shares, and Warrant Shares issuable pursuant to Warrants issued to Crescent. Similar registration statements are to be filed for each subsequent purchase of securities made by Crescent. The failure of the Company to effect its registration statements as required under the Registration Rights Agreement may subject the Company to certain financial penalties.

               In further consideration for Crescent entering into the Purchase Agreement, the Company issued an Incentive Warrant to Crescent representing the right to purchase 877,026 shares of the Company's Common Stock at $1.0221 per share (150% of the price at which Crescent purchased its initial shares). The Incentive Warrant is exercisable for a five-year period commencing April
9, 2001, and provides for adjustment in the price and number of Warrant Shares upon the occurrence of certain events triggering anti-dilution adjustments, and Crescent may not exercise its Warrant if, at the time of exercise, the number of shares that it would receive, together with all other shares of the Company's Common Stock which it beneficially owns, would result in Crescent owning more than 9.9% of the Company's Common Stock as would be outstanding on the exercise date.

               The Company also issued a Protective Warrant to Crescent which only becomes exercisable on the effective date of the registration statement which the Company is obligated to file relating to the initial shares purchased by Crescent, and then only if the price for the Company's Common Stock on such effective date is lower than the price for the Company's Common Stock on the date of Crescent's initial purchase. In such case, the Protective Warrant only becomes exercisable to purchase a number of shares determined by subtracting the amount paid by Crescent for its initial purchase of the Company's Common Stock, i.e. $250,000, divided by the purchase price, from an amount which is equal to 250,000 divided by the price of the Common Stock for the Company as computed on the effective date of the Company's registration statement. Under the terms of the Protective Warrant, if the price for the Company's Common Stock as computed on the effective date of the registration statement filed on behalf of Crescent is higher than the purchase price for the Company's Common Stock, as computed on the date Crescent purchased such shares, the Protective Warrant does not become exercisable.

               The foregoing does not purport to be a complete description of all of the terms of each of the Purchase Agreement, the Registration Rights Agreement, the Convertible Note, the Protective Warrant and the Incentive Warrant, and in each case, reference is made to each such documents as filed as an exhibit to this report for their entire respective terms.
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Item 7.  Financial Statements, PRO FORMA Financial Information and Exhibits


(a)      Financial Statements.

         Not applicable.

(b)      Pro Forma Financial Information.

         Not applicable.

(c)      Exhibits

EXHIBIT                           DESCRIPTION

99.1 Securities Purchase Agreement, dated April 4, 2001, by and between Registrant and Crescent International, Ltd.

99.2 Registration Rights Agreement, dated April 9, 2001, between Registrant and Crescent International, Ltd.

99.3     Convertible Note.

99.4     Incentive Warrant.

99.5     Protective Warrant.

99.6     Press Release.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GLOBALNET, INC.



                                    By /s/ Pere Valles
                                    ---------------------
                                    Name:  Pere Valles
                                    Title: Chief Financial Officer


Dated: April 13, 2001